AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      INTELIDATA TECHNOLOGIES CORPORATION,
                             a Delaware Corporation

     InteliData Technologies Corporation is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"). The name under which the Corporation was originally incorporated is USOCDT Merger Corporation, and the original certificate of incorporation was filed with the Secretary of State of Delaware on August 23, 1996. An amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on October 8, 1996 (the "Certificate of Incorporation"). The Corporation hereby certifies:

FIRST: That stockholder approval was required to approve the following amendment (the "Amendment") to the Certificate of Incorporation, which Amendment is included in this Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate"):

     The Amended and Restated Certificate of Incorporation of InteliData Technologies Corporation is hereby amended by deleting, in its entirety, the first sentence of Article IV and replacing it with the following:

          The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shall be shares of Common Stock, par value ($.001) per share, and five million (5,000,000) shall be shares of Preferred Stock, par value ($.001) per share.

SECOND: That the Board of Directors of the Corporation, at a meeting held on February 18, 2002, adopted resolutions setting forth the Amendment, declaring the Amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof;

THIRD: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on May 30, 2002, adopted the Amendment;

FOURTH: That the Amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware;

FIFTH: That the Board of Directors of the Corporation, by unanimous written consent effective as of May 30, 2002 in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the resolutions set forth below in accordance with Section 151(g) of the General Corporation Law of the State of Delaware:

          RESOLVED, that the Board of Directors hereby determines that none of the authorized shares of the 4% Series B Convertible Preferred Stock of the Corporation (the "Series B Preferred Stock") is outstanding as of May 30, 2002;

          Resolved, that the Board of Directors hereby determines that none of the authorized shares of the Series B Preferred Stock will be issued subject to the Certificate of Designations, Preferences and Rights of 4% Series B Convertible Preferred Stock (the "Certificate of Designations");

SIXTH: That the Board of Directors of the Corporation, by unanimous written consent effective as of May 30, 2002 in accordance with Section 245 of the General Corporation Law of the State of Delaware, adopted by resolution the
Amended and Restated Certificate in so far as it restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Amended and Restated Certificate other than the addition of the Amendment, the elimination of the Certificate of Designations and the integration into a single instrument of all the provisions of the Certificate of Incorporation that have heretofore been filed with the Secretary of State of Delaware and are now in effect; and

SEVENTH: That this  Amended and   Restated  Certificate  shall  further read  as
follows:


                                   Article I

     The name of the Corporation is InteliData Technologies Corporation.

                                   Article II

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                  Article III

     The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   Article IV

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shall be shares of Common Stock, par value ($.001) per share, and five million (5,000,000) shall be shares of Preferred Stock, par value ($.001) per share.

     A.   Common Stock.

          1.   Voting  Rights.  The  holders  of  each  share  of  Common  Stock
               ---------------
shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of shareholders.

          2.   Dividend  Rights.  Subject  to  the  rights  of  holders  of  all
               -----------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     B.   Preferred Stock.

          1.   General.  The Preferred  Stock may be issued from time to time in
               --------
one or more classes or series, as may be determined by the Board of Directors, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series the Board of Directors is expressly authorized to fix:

               a. The annual or other period dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

               b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

               c. The obligation, if any, of the Corporation to purchase and etire or redeem shares as a sinking fund or otherwise, and the terms and conditions of any such redemption;

               d. The designation and maximum number of shares of such series issuable;

               e.   The right to vote, if any, with   holders of shares  of  any
other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

               f. The amount payable upon shares in event of involuntary liquidation;

               g. The amount payable upon shares in event of voluntary liquidation;

               h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation and the terms and conditions of any such conversion; and

               i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

     All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     The Board of Directors has established Series A Participating Cumulative Preferred Stock of the Corporation, the designation and amount thereof and the voting power, preferences and relative, participating, optional and other special rights of such shares, and qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in this Amended and Restated Certificate, are set forth in Appendix I hereto.

                                   Article V

     The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. Upon the effective date of the Certificate of Incorporation, the number of directors shall be divided into three (3) classes, as nearly equal in number as may be possible. Directors designated Class I shall serve in the first instance until the annual meeting of the stockholders immediately following the effective date of the Certificate of Incorporation (the "First Annual Meeting"), and until their successors shall have been properly elected and shall qualify; and thereafter for a three-year term. Directors designated Class II and Class III shall serve in the first instance until the second and third meetings of the stockholders to be held after the First Annual Meeting, respectively, and until their successors shall have been properly elected and shall qualify; and thereafter for three-year terms. The Board of Directors of the Corporation shall consist of five (5) to fifteen (15) members as shall be fixed from time to time by, or in the manner provided in, the Bylaws. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed with cause at a meeting of stockholders called expressly for that purpose at which a quorum is present by the vote of at least two-thirds (2/3) of the votes entitled to be cast by each voting group entitled to vote in the election of Directors generally.

                                   Article VI

     The Board of Directors may make, alter or repeal the Bylaws of the Corporation, provided, however, that any provisions of the Bylaws adopted or required to be adopted pursuant to the Delaware General Corporation Law by the stockholders of the Corporation may only be made, altered or repealed by the stockholders of the Corporation.

                                  Article VII

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  Article VIII

     The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the Delaware General Corporation Law as from time to time in effect. A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this Article VIII shall not affect the restriction hereunder of a Director's personal liability for any act or omission occurring prior to such modification or repeal.

                                   Article IX

     The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office and to action while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. In connection with the indemnification provided by Section 145 of the Delaware General Corporation Law and under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, expenses incurred by a Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in accordance with Section 145 of the Delaware General Corporation Law or as authorized in the Bylaws of the Corporation.

                                   Article X

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. This Amended and Restated Certificate may be amended by a resolution adopted by the Board of Directors and, if required by the Delaware General Corporation Law, the approval at a meeting of the stockholders of the Corporation by the affirmative vote of a majority of the votes entitled to be cast by each voting group entitled to vote on the matter; provided, however, that any amendment or repeal of Article V of this Amended and Restated Certificate shall be approved at such meeting by the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast by each voting group entitled to vote on the matter.

                                                                      APPENDIX I
                                                                      ----------

                DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A
                ------------------------------------------------
                    PARTICIPATING CUMULATIVE PREFERRED STOCK
                    ----------------------------------------
                                       OF
                       INTELIDATA TECHNOLOGIES CORPORATION
                       -----------------------------------

         The Corporation has created a series of Series A Cumulative Preferred Stock of the Corporation, and the designation and amount thereof and the voting power, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Amended and Restated Certificate, shall be as follows:

          Section 1.    Designation and Amount.
                        ----------------------

         The shares of such series shall be designated as Series A Participating Cumulative Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 100,000 (one hundred thousand).

          Section 2.    Dividends and Distributions.
                        ---------------------------

          (a)  The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (d) Dividends in full shall not be declared or paid or set apart for payment on the Series A for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

          Section 3.    Voting Rights.
                        --------------

     The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a)  Each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes (and each one one-thousandth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of

Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided in the Amended and Restated Certificate, Bylaws or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

               (i) In the event that at any time or from time to time while any shares Series A Preferred Stock are outstanding, dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect at least one director (or in the event any such other series is entitled to a greater number of directors, such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when, so paid or provided for, such special voting right of the holders of (shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

               (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the President or the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the

          Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the President or the Secretary shall not be required to call such special meeting in the case of any such request received less than 60 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the President or the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Amended and Restated Certificate or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

               (iii) Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

               (iv)   If, at any time after a special  meeting of  stockholders
          or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the President or the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders: provided, however, that the President or the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the President or the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

          (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Amended and Restated Certificate, as it may hereafter be amended.

          (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Amended and Restated Certificate or herein or by law) for taking any corporate action.

        Section 4.      Certain Restrictions.
                        --------------------

        (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                (i)   declare  or      pay  dividends  on, or  make  any  other

     distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii)   declare  or  pay   dividends    on  or   make  any   other

     distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b)  The  Corporation  shall  not    permit  any  subsidiary  of  the
Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.      Reacquired Shares.
                        -----------------

     Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

        Section 6.      Liquidation, Dissolution or Winding Up.
                        --------------------------------------

     Upon any liquidation, dissolution or winding up of the Corporation. no distribution shall be made to:

        (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.00l per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Adjustment Number"); or

        (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A
Preferred Stock except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7.        Consolidation, Merger, etc.
                          ---------------------------

     In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event. and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8.      Redemption.
                        ----------

     The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors, at any time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number (as set forth in Section 6(a)) times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest, provided however, that if and whenever any quarterly dividend shall have accrued on the Series A that has not been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation may not purchase or otherwise acquire any shares of Series A unless all shares of such stock at the time outstanding are so purchased or otherwise acquired. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered on which such stock is listed, or, if such stock is not bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

        Section 9.      Rank.
                         ----

         Unless otherwise provided in the Amended and Restated Certificate or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

        Section 10.     Amendment.
                        ---------

     The Amended and Restated Certificate shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single series.

        Section 11.     Fractional Shares.
                        -----------------

     Series A Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1000) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.


                         [Signatures on following page]

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Alfred S. Dominick, Jr., President and Chief Executive Officer, and attested by Albert N. Wergley, Vice President, General Counsel and Secretary, this 30th day of May, 2002.

                                     /s/ Alfred S. Dominick, Jr.
                                     --------------------------------
                                     Alfred S. Dominick, Jr.
                                     President and Chief Executive Officer


ATTEST:

/s/ Albert N. Wergley
----------------------------
Albert N. Wergley
Vice President, General Counsel
and Secretary

(Corporate Seal)


COMMONWEALTH OF VIRGINIA   )
                           )        SS
COUNTY OF FAIRFAX          )

     BE IT REMEMBERED that on this 30th day of May, 2002, personally came before me, a Notary Public, in and for the County and State aforesaid, Alfred S. Dominick, Jr., President and Chief Executive Officer of InteliData Technologies Corporation, a Delaware corporation, and he duly executed the foregoing Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the day and year aforesaid.

                                     /s/ Kelly A. Thompson-Vogel
                                     --------------------------------
                                     Kelly A. Thompson-Vogel
                                     Notary Public